Exhibit 10.1
                                                                    ------------



                               PURCHASE AGREEMENT

1. PARTIES: THOMAS A. GRANT, INC., an Indiana Corporation, ("Seller") agrees to sell and convey to MUTUAL SAVINGS BANK, or its nominee ("Buyer"), and
     Buyer agrees to buy from Seller, the following property for the consideration and upon and subject to the terms, provisions and conditions hereinafter set forth (the "Contract" or "Agreement").

2. PROPERTY: The property which is shown on Exhibit A and described on Exhibit B, each attached hereto and incorporated herein, being a tract of land owned by Seller located in the Wildcat Commercial Subdivision in Marion County, Indiana and containing approximately 1.67+- acres and all privileges, and appurtenances pertaining thereto, including any right, title and interest of Seller in and to easements, adjacent streets, alleys or rights-of-way (collectively called "Property"). Further, Seller agrees to design, construct, and install for Buyer's use adequate drainage improvements, including piping and/or swales, as well as easements to off-site drainage improvements (such as detention/retention ponds), to ensure Buyer's ability to comply with all applicable governmental regulations relative to drainage, and any such improvements made, as well as Seller's rights to easements across adjoining land, are included within the scope of the term "Property" for purposes of this agreement.

3. PRICE: The purchase price (the "Purchase Price") shall be Two Hundred Fifty Thousand Dollars ($250,000.00) per acre as determined under Section 10. The Purchase Price payable at Closing shall be payable in accordance with the terms and conditions stated in this Contract.

4. EARNEST MONEY: Ten Thousand Dollars ($10,000.00) to be applied to the Purchase Price at the Closing will be deposited as Earnest Money with Midwest Title Corporation, as Escrow Agent, within Three (3) business days of execution of the Contract by Seller and delivery to Buyer. If this Contract is terminated by the Buyer, as specified herein, the Earnest Money shall be returned to the Buyer.

5. CLOSING: The closing of the sale of the Property (the "Closing") shall take place at the offices of Escrow Agent in Indianapolis, Indiana at a time chosen by Buyer on or before the expiration of the Inspections period or Ten Days (10) days following the satisfaction of the contingencies in
     Section 20, whichever comes first.

6. POSSESSION: The possession of the Property shall be delivered to Buyer at Closing in its present condition, ordinary wear and tear excepted. Seller agrees to maintain the Property in good condition until possession is delivered to Buyer.

7. BUYER RESERVES THE RIGHT TO HAVE THE PROPERTY INSPECTED. All inspections shall be made by Buyer, at its expense, within Three (3) Months of execution of this Contract by Seller (the "Inspection Period"). Buyer shall have the Inspection Period to conduct such studies, inspections and other examinations (collectively "Examinations") and




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     as it may in its sole judgment desire,  to determine the suitability of the
     Property for development of a Mutual Savings Bank branch. For this purpose, Seller agrees that Buyer and its agents and representatives may come on the Property, provided that Buyer shall be responsible for any damage to the Property done by Buyer, its representatives and agents, while conducting any such tests, studies or Examinations. Seller agrees to execute any documents reasonably requested by Buyer for any approvals or consents required by Buyer. Buyer shall have the right at any time within the Initial Inspection Period to terminate this Agreement pursuant to this
     Section 7, and upon such termination, the Earnest Money shall be returned to the Buyer. Buyer shall have the right to extend the Inspection Period beyond the initial Three (3) Month period for an additional One (1) Month period by depositing, with Escrow Agent, an additional sum of Five Thousand Dollars ($5,000.00). After the Initial Three (3) Month Inspection Period all Earnest Money shall be non-refundable to Buyer but creditable toward the purchase price. Buyer shall have the right at any time during the "Inspection Period" to terminate this Agreement, pursuant to Section 7, but after the Initial Three (3) Month Inspection Period all Earnest Money shall become non-refundable to Buyer but creditable toward the purchase price.

8. TAXES. All taxes for the Property assessed for any prior calendar year and remaining unpaid, shall be paid by Seller, and all taxes for such Property assessed for the current calendar year shall be prorated between Seller and Buyer on a calendar year basis as of the day immediately prior to each Closing Date. If the tax rate for taxes assessed in the current year has not been determined at the closing of the transaction, said rate shall be assumed to be the same as the prior year for the purpose of such proration and credit for due but unpaid taxes.

9. INSURANCE: Insurance shall be canceled as of the date of Closing and the Buyer shall provide its own insurance.

10. SURVEY: Seller shall provide Buyer a staked survey, which survey shall comply with current standard for ALTA surveys, and shall reflect whether the Property is located in a designated flood zone area and the gross acreage, which acreage shall be used to determine the Purchase Price. Seller shall deliver one print of the survey to Buyer within the Inspection Period.

11. TITLE AND SURVEY APPROVAL: Buyer shall obtain, at Seller's expense, a Commitment for Title Insurance (the "Commitment") and legible copies of all recorded instruments affecting the Property and recited as exceptions in the Commitment within 30 days of full execution of the Contract. If Buyer has an objection to items disclosed in such Commitment or the survey provided for herein, Buyer shall make written objections to Seller within fifteen (30) days after receipt of all such instruments and the Survey. Seller shall have fifteen (30) days from the date such objections are disclosed to cure the same. Seller agrees to utilize commercially reasonable efforts to cure such objection, if any. If the objections are not satisfied within such time period, Buyer may (a) terminate this Contract and Escrow




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     Agent shall return the Earnest Money to Buyer, or (b) waive the unsatisfied objections and close the transaction.

12. PRORATIONS AND SPECIAL ASSESSMENTS: Any rents, all other income and ordinary operating expenses of the Property, including, but not limited to, public utility charges, shall be prorated as of the day prior to the date of Closing. Any special assessments applicable to the Property for municipal improvements previously made or still in progress to benefit the Property shall be paid by Seller. Buyer will assume and agree to pay all special assessments for municipal improvements for which construction commenced after the date of Closing.

13. SALES EXPENSES: Seller and Buyer agree that all of the following sales expenses are to be paid in cash prior to or at the Closing.

     A. SELLER'S EXPENSES: Seller agrees to pay all costs of releasing existing loans and recording the releases, the closing fee, the costs of the survey, the Owner's title insurance commitment policy and endorsements, the broker's fees, and other expenses stipulated to be paid by Seller under other provisions of this Contract.

     B. BUYER'S EXPENSES: Buyer agrees to pay all expenses incident to any loan and any expenses stipulated to be paid by Buyer under other provisions of this Contract including development approvals, zoning expenses and any title endorsements required by Buyer.

14. DEFAULT: If Buyer breaches this Agreement and is in default after the satisfaction or waiver of the contingencies in Section 20, Seller shall treat this Agreement as being terminated and receive as its sole remedy the Earnest Money as liquidated damages. If Seller breaches this Agreement and is in default, then the Earnest Money shall be immediately returned to Buyer and the Buyer may seek specific performance or any other remedy provided by law or equity against the Seller.

15. ATTORNEY'S FEES: Any party to this Contract who is the prevailing party in any legal or equitable proceeding against any other party brought under or with relation to the Contract or transaction shall be additionally entitled to recover court costs and reasonable attorney's fees from the non-prevailing party.

16. ESCROW: The Earnest Money is deposited with Midwest Title Corporation as Escrow Agent with the understanding that Escrow Agent (a) is not a party to this Contract and does not assume or have any liability for performance or non-performance of any party and (b) before the Escrow Agent has any obligation to disburse the Earnest Money in the event of dispute, he has the right to require from all signatories a written release of liability of the Escrow Agent, termination of the Contract and authorization to disburse the Earnest Money. At the Closing, Earnest Money shall be applied to the Purchase Price for the Property.



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17.  DUTIES OF BUYER AND SELLER AT CLOSING:

     A.   At Closing, Seller shall deliver to Buyer, the following:

          (1) A duly executed and acknowledged Warranty Deed conveying good and indefeasible title in fee simple to the Property, free and clear of any and all liens, encumbrances, conditions, easements, assessments, reservations and restrictions, except as permitted herein or approved by Buyer in writing;

          (2) A duly executed and acknowledged Vendor's Affidavit in the form most recently published by the Indianapolis Bar Association;

          (3) An executed Disclosure of Sales Information complying with I.C. 6-1.1-5.5;

          (4) A certification establishing that no federal income tax is required to be withheld under the Foreign Investment and Real Property Tax Act, or to consent to withholding of tax from the proceeds of sale as required;

          (5)  Evidence of its authority to sell the Property; and

          (6) Execute all other necessary documents reasonably required to close this transaction.

     B.   At Closing, Buyer shall perform the following:

          (1) Pay the Purchase Price in the form of a certified or cashier's check or other good funds;

          (2) Execute a Disclosure of Sales Information complying with I.C. 6-1.1-5.5;

          (3)  Evidence of its authority to purchase the Property; and

          (4) Execute all other necessary documents reasonably required to close this transaction.

18. CONDEMNATION: If prior to a Closing, condemnation proceedings are commenced against any portion of the Property, Buyer may, at its option, terminate this Contract by written notice to Seller within thirty (30) days after Buyer is advised of the commencement of condemnation proceedings, or Buyer shall have the right to appear and defend in such condemnation proceedings, and any award in condemnation shall, at the Buyer's election, become the property of Seller and reduce the Purchase Price by the same amount or, upon





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

     closing the purchase of Property, shall become the property of Buyer and the Purchase Price shall not be reduced.

19. CASUALTY LOSS: Risk of loss by damage or destruction to the Property prior to Closing shall be borne by Seller. In the event any such damage or destruction is not fully repaired prior to closing, Buyer, at its option, may either (a) terminate this Contract, or (b) elect to close the transaction, in which event Seller's right to all insurance proceeds resulting from such damage or destruction shall be assigned in writing by Seller to Buyer, and Seller shall reimburse Buyer for any deductible amount.

20. CONTINGENCIES: The purchase of the Property is subject to the approval of the Department of Financial Institutions and the Federal Deposit Insurance Corporation and to the satisfaction or waiver by Buyer that it is satisfied, within the Three (3) Month Initial Inspection Period or Additional Inspection Period, of:

     (1) all approvals, permits and consents for the development of the Property (collectively the "Approvals"), including, without limitation, zoning of the Property, platting, municipal requirements, IDEM, easements for utilities, including, but not limited to, storm water, water and sanitary sewer, building permits, all of which shall be a condition precedent to any obligation or duty of Buyer under this Contract. Seller shall execute any and all documents, petitions and other written instruments to assist Buyer in obtaining any such Approvals;

     If the foregoing conditions are not satisfied within the Initial Inspections Period or waived in writing by Buyer, then Buyer shall have the right to terminate this Agreement by notice to Seller within the Initial Inspection Period, and the Earnest Money shall be returned to the Buyer. If Buyer makes notification to Seller of its intent to terminate this Agreement within the Additional Inspection Period then all Earnest Money deposits shall be non-refundable to Buyer but applicable to the purchase price. In the event application for regulatory approval has been filed and approval is not obtained within said Initial Inspection Period, Seller will extend Initial Inspection Period for a period not to exceed one hundred twenty (120) days. An extension of the Initial Inspection Period due to regulatory issues will not cause the Buyer to provide additional Earnest Money or cause any portion of the Earnest Money to be non-refundable. Buyer understands that time is of the essence and will take necessary steps to facilitate and expedite regulatory correspondence.

21. DOCUMENTS FROM SELLER: Seller shall provide Buyer, within Thirty (30) days of execution of this Contract by Seller, copies of the following if in Seller's possession or available from third parties:

     A.   Prior title commitments, surveys and exception documents.

     B.   A new environmental Phase One report.



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


22. PROFESSIONAL FEES: Seller and Buyer represent to each other that the only broker involved in this transaction is Christopher Bryant with Paragon Commercial Real Estate, LLC. Seller and Buyer shall indemnify each other from claims of any other third parties claiming a fee or other compensation for brokerage or other similar services to have been rendered for Seller or Buyer. Seller shall pay the fee of 4.8% of the total purchase price to Paragon Commercial Real Estate, LLC.

23. ENTRY ACCESS: Seller agrees to allow buyer two access cuts onto the property. One cut on the north side and one cut on the west side of the property. The cut on the west side will be onto the access road constructed to meet all state and federal specifications by the Buyer. Seller also agrees to allow Buyer to determine the location of access cuts for said property. Buyer acknowledges that Seller's approval is of understanding and agreement only and that Buyer understands all access cuts into the Property will have to be approved on its primary plat by the City of Indianapolis and its governing bodies

24.  REPRESENTATIONS AND WARRANTIES OF SELLER:

     To induce Buyer to execute this Agreement, Seller represents and warrants to Buyer as follows:

     A. Seller has the full right, title, power and authority to enter into this Agreement and to consummate a sale of the Property, and all persons whose signatures are necessary to sell the Property have duly executed this Agreement.

     B. No action, suit, claim, arbitration, litigation or other proceedings is pending or threatened against the Property or any part thereof.

     C. Seller has not received any notification from any governmental agency, authority or any utility, of any pending or threatened assessments on or against the Property or any part thereof or any proposed increases in the cost of utility services.

     D. Seller will not create, permit or suffer any lien or other encumbrance to attach to or affect the Property, other than the lien of non-delinquent real estate taxes.

     E. This Agreement and all documents to be executed pursuant hereto by Seller are and shall be valid and binding upon and enforceable against Seller in accordance with their respective terms, the transaction contemplated hereby will not result in a breach of or constitute a default or permit acceleration of maturity under any mortgage, deed of trust, loan agreement or other agreement to which Seller or the Property is subject or by which Seller or the Property is bound.



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

     F. Seller has good and marketable title to the Property, free and clear of all liens, security interests, encumbrances, leases, and restrictions of every kind and description, except the permitted title exceptions and liens and encumbrances to be released on the Closing Date.

     G. Except for Seller, there are no persons in possession or occupancy of the Property or any part thereof, nor are there any persons who have possessory or other rights with respect to the Property or any part thereof.

     H. To Seller's knowledge, no Hazardous Materials (as defined below) have been used, generated, manufactured, stored, treated, released or disposed of at, in, on or under the Property in violation of Environmental Law and there are no soft soils, underground storage tanks or subsurface materials which would increase the cost to develop the Property.

     I. The term "Hazardous Material" shall mean any substance or material that is or becomes regulated, defined or designated by any federal, state or local governmental authority as hazardous, extremely hazardous, imminently hazardous, dangerous or toxic, or as a pollutant, contaminant or waste, and shall include, without limitation, PCBs, asbestos, asbestos containing materials, oil and petroleum products and byproducts. The term, "Environmental Law" shall mean all current and future federal, state and local statutes, regulations, ordinances and rules relating to (1) the emission, discharge, release or threatened release of a Hazardous Substance into the air, surface water, groundwater or land; (ii) the manufacturing, processing, use, generation, treatment, storage, disposal, transportation, handling, removal, remediation or investigation of a Hazardous Substance; or (iii) the protection of human health, safety or the indoor or outdoor environment, including without limitation, the Clean Air Act, the Federal Water Pollution Control Act, the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Occupational Safety and Health Act, all amendments thereto, all regulations promulgated there under, and their state statutory and regulatory counterparts.

     J. Seller knows of no physical characteristics of the property or impediments that would materially and adversely affect the value of the property or prevent the Buyer's intended use of the property.

     All such representations shall be reaffirmed as being true and correct on the Closing Date.


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


25.  MISCELLANEOUS:

     A. Any notice required or permitted to be delivered hereunder, shall be deemed received when personally delivered or sent by United States mail, postage prepaid, certified and return receipt requested, addressed to Seller or Buyer, as the case may be, at the address set forth below the signature of such party hereto.

     B. This Contract shall be construed under and in accordance with the laws of the State of Indiana.

     C. This Contract shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, legal representatives, successors, and assigns; however, Buyer may assign this Contract at closing to an assignee who shall take title to the Property.

     D. This Contract constitutes the sole and only agreement of the parties hereto and supersedes any prior understandings or written or oral agreements between the parties respecting the transaction and cannot be changed except by their written consent.

     E. This offer from Buyer shall remain valid until 5:00 p.m. on April 15, 2005, at which time it shall terminate and be of no further force and effect if acceptance has not been delivered to Buyer at the address below or to Buyer c/o ________________________________________________
          __________________________________________________.

26. 1031 TAX EXCHANGE: Buyer acknowledges that Seller desires to create an IRS Code Section 1031 Tax-deferred Exchange, and that the Seller's rights and obligations under this Agreement may be assigned to a qualified intermediary to facilitate such exchange. Buyer agrees to cooperate with Seller and the intermediary in a manner necessary to enable Seller to qualify for said exchange; provided, however, that such cooperation shall not involve the execution of documents that increase Buyer's obligation or extend its ability beyond those express obligations and liabilities set forth herein, and shall not result in any additional cost or liability to Buyer.




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

                                              Mutual Savings Bank
                                              an Indiana Corporation


                                              By: /s/ D. A. Coffey
                                                  ------------------------
                                                  Executive Vice President
                                                  4/15/05

                                              Address: 80 E. Jefferson Street
                                                       Franklin, Indiana 46131

                                                       "Buyer"










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ACCEPTED this 30th day of March, 2005.



                                         Thomas A. Grant, Inc.
                                         An Indiana Corporation


                                         By: /s/ Thomas A. Grant
                                             -----------------------------------
                                             President

                                         Address: 9550 Whitley Drive, Suite B
                                                  Indianapolis, IN 46205

                                                  "Seller"








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                               EXHIBIT A (SURVEY)








                                [GRAPHIC OMITTED]












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                          EXHIBIT B (LEGAL DESCRIPTION)


              SEE BOTTOM OF EXHIBIT A FOR A FULL LEGAL DESCRIPTION















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